CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Transition Report of StationDigital Corporation (the “Company”) on Form 10-QT for the transition period from January 1, 2014 to March 31, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Timothy M. Roberts, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Transition Report on Form 10-Q for the period from January 1, 2014 to March 31, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Transition Report on Form 10-Q for the period from January 1, 2014 to March 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2014	By:	/s/ Timothy M. Roberts
Timothy M. Roberts
Principal Executive Officer StationDigital Corporation